Exhibit 10.16
CONFORMED COPY
ADMINISTRATION AGREEMENT
          This ADMINISTRATION AGREEMENT, dated as of May 11, 2006 (this “Agreement”), is by and among BUDGET TRUCK FUNDING, LLC, a Delaware limited liability corporation (“BTF”), BUDGET TRUCK RENTAL, LLC, a Delaware limited liability corporation, as administrator (the “Administrator”), and THE BANK OF NEW YORK TRUST COMPANY, N.A., a national banking association, not in its individual capacity but solely as Trustee (the “Trustee”) under the Base Indenture (as defined herein).
          WHEREAS, BTF has entered into the Related Documents to which it is a party in connection with the issuance of certain notes (the “Notes”) under the Base Indenture (as amended, modified or supplemented from time to time in accordance with the provisions thereof, the “Base Indenture”) and the applicable Series Supplements thereto (each a “Series Supplement”, and the Base Indenture, together with all Series Supplements thereto, the “Indenture”);
          WHEREAS, pursuant to the Related Documents, BTF is required to perform certain duties in connection with the Notes and the collateral pledged therefor pursuant to the Indenture (the “Collateral”);
          WHEREAS, BTF desires to have the Administrator perform certain of its respective duties under the Related Documents and to provide such additional services consistent with the terms of this Agreement and the Related Documents as BTF may from time to time request; and
          WHEREAS, the Administrator has the capacity to provide the services required hereby and is willing to perform such services for BTF on the terms set forth herein;
          NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
          1. Definitions and Usage. Unless otherwise specified herein, capitalized terms used herein (including the preamble and recitals hereto) shall have the meaning assigned to such terms in the Definitions List attached as Annex I to the Base Indenture, dated as of May 11, 2006 (the “Base Indenture”), between BTF and the Trustee.
          2. Duties of the Administrator. (a) Certain Duties with Respect to the Indenture. The Administrator agrees to perform the following duties on behalf of BTR under the Indenture:
     (A) the preparation and delivery to the Trustee of written instructions with respect to the investment of funds on deposit in any account specified in a Series Supplement and the liquidation of such investments as required or permitted pursuant to the provisions of such Series Supplement;

     (B) the preparation and delivery to the Trustee of the Daily Report required to be prepared pursuant to Section 4.1(a) of the Base Indenture;
     (C) the delivery to the Trustee of copies of all reports, certificates, information or other materials delivered to BTF under the BTF Lease pursuant to Section 4.1(b) of the Base Indenture;
     (D) the preparation and delivery to the Trustee and the Paying Agent of the Monthly Certificate required to be delivered pursuant to Section 4.1(c) of the Base Indenture;
     (E) the preparation and delivery to the Trustee of the Monthly Noteholders’ Statement with respect to each Series of Notes required to be delivered pursuant to Section 4.1(d) of the Base Indenture;
     (F) the preparation and delivery to the Trustee of the Officer’s Certificate pursuant to Section 4.1(e) of the Base Indenture;
     (G) the preparation and delivery to the Trustee of the Officer’s Certificate pursuant to Section 4.1(f) of the Base Indenture;
     (H) the preparation and delivery of any additional information regarding the financial position, results of operations or business of the Lessee, the Guarantor, the Administrator, or BTF as the Trustee may reasonably request to the extent that such information is available to BTF pursuant to Section 4.1(g) of the Base Indenture and the Related Documents;
     (I) the preparation and delivery to the Trustee and the Paying Agent of written instructions to make withdrawals from and payments to the Collection Account and any other accounts specified in a Series Supplement and to make drawings under any Enhancement pursuant to Section 4.1(h) of the Base Indenture and the provisions of any Series Supplement;
     (J) the preparation of the Annual Noteholders’ Tax Statement pursuant to Section 4.2(b) of the Base Indenture;
     (K) the delivery to any Noteholder and to any prospective purchaser of Notes of the information required by Rule 144A(d)(4) of the Securities Act pursuant to Section 4.3 of the Base Indenture;
     (L) the preparation and delivery to the Trustee of written instructions with respect to the investment of amounts in the Collection Account in accordance with the Collection Account Control Agreement pursuant to Sections 5.1(b) of the Base Indenture;
     (M) the preparation and delivery to the Trustee of written instructions to establish and maintain appropriate Series Accounts and/or administrative sub-accounts of the Collection Account pursuant to Section 5.1(d) of the Base Indenture;

     (N) the preparation and delivery to the Trustee of the notice of defaults and the accompanying Officer’s Certificate pursuant to Section 8.9 of the Base Indenture;
     (O) the preparation and delivery to the Trustee of the notice of material proceedings pursuant to Section 8.10 of the Base Indenture;
     (P) the preparation and delivery to the Trustee of other information as the Trustee may reasonably request pursuant to Section 8.11 of the Base Indenture;
     (Q) the preparation and filing of all supplements, amendments, financing statements, continuation statements, if any, instruments of further assurance and other instruments necessary to protect the Collateral pursuant to Section 8.12(a) of the Base Indenture;
     (R) the delivery to the Trustee of the Opinions of Counsel pursuant to Section 8.12(d) of the Base Indenture;
     (S) the making of any required filings and the delivery to the Trustee of the Officer’s Certificate, Opinion of Counsel and copies of such filings, in connection with a change of location or legal name pursuant to Section 8.20 of the Base Indenture;
     (T) the arrangement for the prompt sale of each BTF Truck returned to BTF pursuant to Section 8.26 of the Base Indenture;
     (U) the arrangement for the acquisition of additional Trucks by TFFC pursuant to 8.27 of the Base Indenture;
     (V) the obtaining and maintenance of insurance coverage for the TFFC Trucks and the delivery of the written notice to the Trustee for any change or cancellation of such insurance coverage pursuant to Section 8.28 of the Base Indenture;
     (W) the delivery to the Trustee of the written certification prepared by an independent certified public accountant, the Officer’s Certificates and Opinions of Counsel, if so required, relating to termination of the Indenture pursuant to Section 11.1(b) of the Base Indenture;
     (X) the delivery of the Opinion of Counsel, Officer’s Certificate and any documentation required in connection with the amendments, modifications or waivers of the Indenture or any Series Supplement pursuant to Section 12.1 of the Base Indenture;
     (Y) the delivery of the Officer’s Certificate and/or the Opinion of Counsel to the extent required pursuant to Section 12.5 of the Base Indenture; and
     (Z) the preparation and delivery of the Officer’s Certificate pursuant to Section 13.3 of the Base Indenture.
          (b) Administrator to Act as Custodian of Certificates of Title. (i) To assure uniform quality in servicing of the Collateral and to reduce administrative costs, the

Administrator hereby accepts the duty to act as the agent of the Trustee as custodian of the Certificates of Title. The Trustee may revoke such agency at any time, and upon such revocation the Administrator shall promptly deliver all Certificates of Title to the Trustee.
          (ii) Following the Initial Closing Date, the Administrator shall deliver to the Trustee, the “Administrative Agent” under and as defined in each applicable Series Supplement (each, an “Administrative Agent”) and each Enhancement Provider, if any, a copy of its written procedures and standards for handling and monitoring vehicle titles, including procedures upon the acquisition and disposition of vehicles. The Administrator shall comply with such procedures and standards in performing its duties hereunder as custodian of the Certificates of Title. The Administrator, in its capacity as custodian, shall hold the Certificates of Title on behalf of the Trustee for the use and benefit of all present and future Secured Parties with an interest therein, and maintain such accurate and complete records (either original execution documents or copies of such originally executed documents shall be sufficient for such purposes), and computer systems pertaining to each Certificate of Title as shall enable the Trustee to comply with this Agreement and the other Related Documents. The Administrator shall promptly report to the Trustee any material failure on its part to hold the Certificates of Title and maintain its records, and computer systems as herein provided and promptly take appropriate action to remedy any such failure. The Administrator hereby consents to the inspection of the Certificates of Title from time to time by the Trustee or any authorized representative of the Trustee and to the provisions relating to the Administrator set forth in Section 7 of the BTF Lease. Nothing herein shall be deemed to require an initial review or any periodic review by the Trustee of the Certificates of Title. The Trustee shall not be liable for the acts of the Administrator.
          (iii) The Administrator shall notify the Trustee and each Enhancement Provider, if any, of the initial location of the Certificates of Title and the related records and computer systems maintained by the Administrator and shall notify the Trustee and each Enhancement Provider, if any, prior to any change in location of the Certificates of Title and such related records and computer systems.
          (iv) Upon instruction from the Trustee, the Administrator shall release any Certificate of Title to the Trustee, at such place or places as the Trustee may reasonably designate as soon as reasonably practicable; provided, however, that upon the occurrence of an Amortization Event, a Liquidation Event of Default, or a Limited Liquidation Event of Default and at the request of the Trustee, the Administrator shall promptly deliver all Certificates of Title to the Trustee. In connection with any such instruction of the Trustee, the Administrator may, in lieu of delivering any original Certificates of Title, deliver copies thereof stored on microfiche, computer disk or on such other image storage or electronic media as the Administrator shall maintain in accordance with its customary practices and which is in a format acceptable to the Trustee; provided, however, that the Administrator shall deliver to the Trustee the original Certificates of Title if the Trustee so instructs the Administrator. The Administrator shall not be responsible for any loss occasioned by the failure of the Trustee, its agent or its designee to return any Certificate of Title or any delay in doing so. All instructions from the Trustee shall be in writing and signed by a Trust Officer, and the Administrator shall be deemed to have received proper instructions with respect to the Certificates of Title upon its receipt of such written instruction. A certified copy of a by-law or of a resolution of the Board of Directors of the

Trustee shall constitute conclusive evidence of the authority of any such Trust Officer to act and shall be considered in full force and effect until receipt by the Administrator of written notice to the contrary given by the Trustee.
          (i) The Trustee hereby grants to the Administrator a power of attorney, with full power of substitution to take any and all actions, solely for the following limited purposes, in the name of the Trustee, (x) to note the Trustee as the holder of a first Lien on the Certificates of Title and/or otherwise ensure that the first Lien shown on any and all Certificates of Title is in the name of the Trustee and (y) to release the Lien in the name of the Trustee or the Nominee Lienholder on any Certificate of Title in connection with the sale or disposition of the related BTF Truck permitted pursuant to the provisions of the Related Documents. Nothing in this Agreement shall be construed as authorization from the Trustee to the Administrator to release any Lien on the Certificates of Title except upon compliance with the Related Documents. The Trustee shall have the right to terminate such power of attorney (including the related power granted pursuant to the following sentence) at any time by giving written notice to such effect to the Administrator. To further evidence such power of attorney, the Trustee agrees that upon request of the Administrator from time to time it will execute a separate power of attorney substantially in the form of Exhibit A hereto.
          (c) Certain Duties with Respect to the BTF Lease. The Administrator agrees to perform its duties under the BTF Lease, including, but not limited to the following:
     (A) to promptly and duly execute, deliver, file and record all documents, statements, filings and registrations, and take such further actions as may be requested to establish, perfect and maintain the related Lessor’s title to and interest in, and the Trustee’s perfected first Lien in the name of the Trustee or the Nominee Lienholder on, the BTF Trucks and the Certificates of Title therefor pursuant to Section 7 of the BTF Lease,;
     (B) to determine the Truck Special Damage Payments applicable to BTF Trucks at the time of their sale, return or other disposition in accordance with the Related Documents pursuant to Section 13.2 of the BTF Lease;
     (C) to indicate on its computer records that the Trustee is the holder of a Lien on each BTF Truck leased under such Lease pursuant to Section 26.8 of the BTF Lease;
     (D) to arrange for the prompt sale of a BTF Truck and upon the sale of a BTF Truck, to request the Trustee to cause the Nominee Lienholder to remove notation of its Lien from the Certificate of Title therefor pursuant to Section 2.6(a) of the BTF Lease;
     (E) upon payment by the Lessee to the Lessor of the Termination Value of any BTF Truck that has become a Casualty or an Ineligible Truck, to (i) cause title to such BTF Truck to be transferred to the Lessee to facilitate liquidation of such BTF Truck by the Lessee and (ii) request the Trustee to cause the Nominee Lienholder to remove notation of its Lien from the Certificate of Title for such BTF Truck pursuant to Section 6.2 of the BTF Lease;

     (F) to make requests for, and to provide a statement documenting any request for, reimbursement or prepayment for costs identified therein pursuant to Section 16.2 of the BTF Lease;
     (G) to notify the Lessee of any claim made against it for which the Lessee or the Lessor may be liable and, upon request by the Lessee, to contest or allow the Lessee to contest such claim pursuant to Section 16.3 of the BTF Lease; and
     (H) upon a Lease Event of Default, Limited Liquidation Event of Default or Liquidation Event of Default, to pursue and enforce the rights of BTF thereunder pursuant to Section 18.3 of the BTF Lease.
          3. Additional Duties; Additional Information. Subject to Section 9 of this Agreement, and in accordance with the directions of any party hereto, the Administrator shall administer, perform or supervise the performance of such other activities in connection with the Collateral and the Related Documents as are not covered by any of the foregoing provisions and as are expressly requested by such party and are reasonably within the capability of the Administrator. The Administrator shall furnish to any party hereto from time to time such additional information regarding the Collateral as such party shall reasonably request.
          4. Records. The Administrator shall maintain appropriate books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by any party hereto at any time during normal business hours.
          5. Compensation. As compensation for the performance of the Administrator’s obligations under this Agreement and, as reimbursement for its expenses related thereto, the Administrator shall be entitled to a fee in the amount of one-twelfth of the product of 0.50% and the Net Book Value of all BTF Trucks as of the first day of the applicable Related Month (the “Monthly Administration Fee”); provided, however, that if an Amortization Event with respect to any Series of Notes shall have occurred and be continuing, the Monthly Administration Fee will equal the greater of (A) the amount of the Monthly Administration Fee calculated pursuant to the preceding clause, and (B) the product of (x) $20.00 and (y) the number of BTF Trucks as of the first day of the applicable Related Month. The Monthly Administration Fee shall be payable by BTF on each Distribution Date. In addition, the Administrator shall also be entitled to the reasonable costs and expenses of the Administrator incurred by it as a result of arranging for the sale of any BTF Truck returned by the Lessee thereof to the applicable Lessor and sold to third parties; provided, however, that such costs and expenses shall be payable to the Administrator by such Lessor only to the extent of any excess of the sale price received by such Lessor for any such BTF Truck over the Termination Value thereof.
          6. Use of Subcontractors. The Administrator may contract with other Persons to assist it in performing its duties under this Agreement, and any performance of such duties by a Person identified to the Trustee in an Officer’s Certificate of the Administrator shall be deemed to be action taken by the Administrator. Any such contract shall not relieve the Administrator of its liability and responsibility with respect to the duties to which such contract relates.

          7. Transactions with Affiliates. In carrying out the foregoing duties or any of its other obligations under this Agreement, the Administrator may enter into transactions or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from BTF and the Trustee and shall be, in the Administrator’s opinion, no less favorable to the parties hereto than would be available from unaffiliated parties.
          8. Indemnification. The Administrator shall indemnify and hold harmless BTF, the Trustee, the Noteholders and their respective directors, officers, agents and employees (collectively, the “Indemnified Parties”) from and against any loss, liability, expense, damage or injury (a “Loss”) suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of the activities of the Administrator pursuant to this Agreement and the other Related Documents, including but not limited to any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, that the Administrator shall not indemnify any Indemnified Party if such acts, omissions or alleged acts or omissions constitute bad faith, negligence or willful misconduct by such Indemnified Party. The indemnity provided herein shall survive the termination of this Agreement and the removal of the Administrator. In furtherance and not in limitation of the foregoing, the Administrator shall indemnify and hold harmless each of the Indemnified Parties from and against any Losses arising out of or relating to:
     (i) any failure by the Administrator to perform its duties, covenants and obligations in accordance with the other provisions of this Agreement or any other Related Document to which it is a party;
     (ii) the failure by the Administrator to comply with any applicable law, rule or regulation with respect to its activities as Administrator hereunder; or
     (iii) any representation or warranty made by the Administrator under or in connection with any Related Document or any report, certificate, information or other material provided by the Administrator to the Trustee or the Noteholders (including, without limitation, any Daily Report, Monthly Certificate or Monthly Noteholders’ Statement) (collectively, the “Administrator Information”), which shall have been false, incorrect or misleading in any material respect when made or deemed made.
          9. Independence of the Administrator. Unless otherwise provided in the Related Documents, the Administrator shall be an independent contractor and shall not be subject to the supervision of BTF or the Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Other than pursuant to Section 2(b) hereof, unless expressly authorized by the Trustee, the Administrator shall have no authority to act for or represent the Trustee in any way and shall not otherwise be deemed an agent of the Trustee.
          10. No Joint Venture. Nothing contained in this Agreement shall (i) constitute the Administrator and any of BTF and the Trustee (or any other Person) as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) be construed to impose any liability as such on any of them or (iii) be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.
          11. Other Activities of Administrator. (a) Nothing herein shall prevent the Administrator or its Affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as an administrator for any other person or entity even though such person or entity may engage in business activities similar to those of the parties hereto.
          12. Term of Agreement; No Resignation; Removal. (a) This Agreement shall continue in force until the termination of the Indenture, the BTF Lease, and the Collection Account Control Agreement in accordance with their respective terms and the payment in full of all obligations owing thereunder, upon which event this Agreement shall automatically terminate. In the event that the Indenture terminates and all obligations owing thereunder have been paid in full, BTF shall have all rights of the Trustee under this Agreement.
          (b) The Administrator shall not resign from the obligations and duties imposed hereunder.
          (c) Subject to Sections 12(d) and 12(e) of this Agreement, the Trustee may, and at the written direction of the Requisite Investors shall, remove the Administrator upon written notice of termination from the Trustee to the Administrator if any of the following events (each, an “Administrator Default”) shall occur:
     (i) the Administrator shall default in the performance of any of its duties under this Agreement or any Related Document and, after notice of such default, shall not cure such default within ten (10) days of the earlier of receiving notice of or learning of such default (or, if such default cannot be cured in such time, shall not give within ten (10) days such assurance of cure as shall be reasonably satisfactory to BTF and the Trustee);
     (ii) an Event of Bankruptcy occurs with respect to the Administrator;
     (iii) any representation or warranty made by the Administrator under or in connection with any Related Document or any Administrator Information shall have been false, incorrect or misleading in any material respect when made or deemed made, and such representation or warranty shall continue to be incorrect ten (10) days after the earlier of the Administrator’s receiving notice or learning of such default; or
     (iv) the Administrator shall fail to comply with any applicable law, rule or regulation, which failure would have a Material Adverse Effect.
          The Administrator agrees that if any Administrator Default shall occur, it shall give written notice thereof to each other party hereto promptly after the happening of such event, but in no event longer than seven (7) days thereafter.
          (d) No removal of the Administrator pursuant to this Section 12 shall be effective until (i) a successor Administrator acceptable to each Administrative Agent and each

Enhancement Provider, if any, shall have been appointed by BTF and the Trustee and (ii) such successor Administrator shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the Administrator is bound hereunder. BTF shall provide written notice of any such removal to the Trustee and each Enhancement Provider, if any.
          (e) The appointment of any successor Administrator shall be effective only upon the consent of the Required Noteholders of each Series of Notes Outstanding.
          13. Action upon Termination or Removal. Promptly upon the effective date of termination of this Agreement pursuant to Section 13(a) or the removal of the Administrator pursuant to Section 13(c), the Administrator shall be entitled to be paid all fees and reimbursable expenses accruing to it to the date of such termination or removal. The Administrator shall forthwith upon such termination pursuant to Section 13(a) deliver to BTF all property and documents of or relating to the Collateral then in the custody of the Administrator. In the event of the removal of the Administrator pursuant to Section 13(c), the Administrator shall cooperate with BTF and the Trustee and take all reasonable steps requested to assist BTF and the Trustee in making an orderly transfer of the duties of the Administrator, including, without limitation, delivering to a successor Administrator all property and documents of or relating to the Collateral then in the custody of the retiring Administrator.
          14. Notices. Any notice, report or other communication given hereunder shall be in writing and addressed as follows:

(a)	If to BTF, to:

Budget Truck Funding, LLC
6 Sylvan Way
Parsippany, NJ 07054
	Attention:	Treasurer
	Telephone:	(973) 496-7312
	Fax:	(973) 496-5852

(b)	If to the Administrator, to:

Budget Truck Rental, LLC
1 Campus Drive
Parsippany, NJ 07054
	Attn:	Treasurer
	Tel:	(973) 496-5285
	Fax:	(973) 496-5852

(c)	If to the Trustee, to:

The Bank of New York Trust Company, N.A.
2 North LaSalle Street, Suite 1020
Chicago, IL 60602
Attention:	Corporate Trust/Structured Finance
Telephone:	(312) 827-8569
Fax:	(312) 827-8562
or to such other address as any party shall have provided to the other parties in writing. Any notice (i) given in person shall be deemed delivered on the date of delivery of such notice, (ii) given by first class mail shall be deemed given three (3) days after the date that such notice is mailed, (iii) delivered by telex or telecopier shall be deemed given on the date of delivery of such notice, and (iv) delivered by overnight air courier shall be deemed delivered one Business Day after the date that such notice is delivered to such overnight courier. Copies of all notices must be sent by first class mail promptly after transmission by facsimile.
          15. Amendments. This Agreement may be amended by a written amendment duly executed and delivered by BTF, the Administrator and the Trustee with the written consent of the Requisite Investors, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of Noteholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Collateral or distributions that are required to be made for the benefit of the Noteholders or (ii) reduce the aforesaid percentage of the Noteholders which are required to consent to any such amendment, without the consent of the Noteholders of all the Notes Outstanding. The Trustee shall have no obligation to execute any amendment hereto which affects its rights, duties and obligations.
          16. Successors and Assigns. This Agreement may not be assigned by the Administrator unless such assignment is previously consented to in writing by BTF, the Trustee and the Required Noteholders of each Series of Notes Outstanding. An assignment with such consent and satisfaction, if accepted by the assignee, shall bind the assignee hereunder in the same manner as the Administrator is bound hereunder. Notwithstanding the foregoing, this Agreement may be assigned by the Administrator without the consent of BTF or the Trustee to a corporation or other organization that is a successor (by merger, consolidation or purchase of assets) to the Administrator; provided that such successor organization executes and delivers to BTF or the Trustee an agreement in which such corporation or other organization agrees to be bound hereunder by the terms of said assignment in the same manner as the Administrator is bound hereunder. Subject to the foregoing, this Agreement shall bind any successors or assigns of the parties hereto. Each of the parties hereto acknowledges that BTF has pledged all of its rights under this Agreement to the Trustee on behalf of the Secured Parties pursuant to the Indenture.
          17. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          18. Headings. The Section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.
          19. Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall be an original, but all of which together shall constitute but one and the same agreement.
          20. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
          21. Not Applicable to Budget Truck Rental, LLC in Other Capacities. Nothing in this Agreement shall affect any right or obligation Budget Truck Rental, LLC may have in any other capacity.
          22. Nonpetition Covenant. The Administrator hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all of the Notes, it will not institute against, or join any other Person in instituting against BTF any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States. The provisions of this Section 22 shall survive the termination of this Agreement.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

BUDGET TRUCK FUNDING, LLC

By:	/s/: Alex Georgianna

	Name:	Alex Georgianna
	Title:	Vice President

BUDGET TRUCK RENTAL, LLC

By:	/s/: Alex Georgianna

	Name:	Alex Georgianna
	Title:	Vice President

THE BANK OF NEW YORK TRUST COMPANY, N.A.,
not in its individual capacity but solely as Trustee

By:	/s/: Marian Onischak

	Name:	Marian Onischak
	Title:	Assistant Vice President

Exhibit A
POWER OF ATTORNEY
          KNOW ALL MEN BY THESE PRESENTS, that THE BANK OF NEW YORK TRUST COMPANY, N.A., as trustee, does hereby make, constitute and appoint Budget Truck Rental, LLC (“BTR”), acting through any of its “District Managers”, “City Managers”, “Director — Field Administration”, “Fleet Managers”, “Turn-back Managers”, “Fleet Administration Supervisors” or “Fleet Administrators” as its true and lawful attorney-in-fact for it and in its name, place and stead, for the special and limited purpose of (1) recording liens in favor of The Bank of New York Trust Company, N.A., as trustee, on the certificate of title on any motor vehicle, (2) executing such other documents as are necessary in order to record liens on such motor vehicles in favor of The Bank of New York Trust Company, N.A., as trustee, (3) receiving (by mail or in person) and retaining in trust for, and on behalf of, The Bank of New York Trust Company, N.A., as trustee, the certificate of title and other registration documentation relating to such motor vehicles, (4) designating c/o BTR and BTR’s address as the mailing address of The Bank of New York Trust Company, N.A., as trustee, for all documentation relating to the title and registration of such motor vehicles, (5) applying for duplicate certificates of title indicating the lien of The Bank of New York Trust Company, N.A., as trustee, where original certificates of title have been lost or destroyed and (6) upon the sale of any such motor vehicle in accordance with the terms and conditions of the Related Documents, releasing the lien of The Bank of New York Trust Company, N.A. on such motor vehicle by executing any documents required in connection therewith.
          The powers and authority granted hereunder shall, unless sooner terminated, revoked or extended, cease [five] years from the date of execution as set forth below.
          IN WITNESS WHEREOF, THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee, has caused this instrument to be executed on its behalf by its duly authorized officer this         day of                                , 2006.

THE BANK OF NEW YORK TRUST COMPANY,
N.A., as Trustee
By:
Title:

State of New York )
County of New York )
Subscribed and sworn before me, a notary public, in and for said county and state, this         day of                                , 2006.

Notary Public